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                                                                     EXHIBIT 8.1

                  [MACFARLANE FERGUSON & MCMULLEN LETTERHEAD]

                               November 22, 1996
                                                        P.O. Box 1531
                                                        Tampa, Florida 33601

TECO Energy, Inc.
702 North Franklin Street
Tampa, FL 33602

     We have acted as counsel to Lykes Energy, Inc. (the "Company") in connection with the merger described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is part. As counsel to the Company, we prepared the description of the federal income tax consequences of the merger set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences". That description fairly and accurately represents our opinion as to the federal income tax matters discussed therein, assuming that the merger is carried out in the manner described in the Registration Statement.

     We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/  MACFARLANE, FERGUSON & MCMULLEN
                                          --------------------------------------
                                          Macfarlane, Ferguson & McMullen